Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS
(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended				
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Key Metrics					
Total Markets (at period end)	51	51	45	44	44
Total Revenue	$ 3,361	$ 4,198	$ 5,151	$ 3,822	$ 2,266
Homes Purchased	8,380	14,135	9,020	9,639	15,181
Homes Sold	8,520	10,482	12,669	9,794	5,988
Homes in Inventory (at period end)	16,873	17,013	13,360	17,009	17,164
Inventory (at period end)	$ 6,093	$ 6,628	$ 4,664	$ 6,096	$ 6,268
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 110	$ 556	$ 512	$ 279	$ 233
Selling Costs	(100)	(100)	(136)	(99)	(52)
Holding Costs	(32)	(34)	(44)	(28)	(12)
Contribution (Loss) Profit	$ (22)	$ 422	$ 332	$ 152	$ 169
Contribution (Loss) Profit After Interest	$ (56)	$ 389	$ 290	$ 127	$ 159
Adjusted EBITDA	$ (211)	$ 218	$ 176	$ 0.4	$ 35
Adjusted Net (Loss) Income	$ (328)	$ 122	$ 99	$ (80)	$ (18)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Adjusted Gross Profit	3.3 %	13.2 %	9.9 %	7.3 %	10.3 %
Contribution Margin	(0.7)%	10.1 %	6.4 %	4.0 %	7.5 %
Contribution Margin After Interest	(1.7)%	9.3 %	5.6 %	3.3 %	7.0 %
Adjusted EBITDA	(6.3)%	5.2 %	3.4 %	— %	1.5 %
Adjusted Net (Loss) Income	(9.8)%	2.9 %	1.9 %	(2.1)%	(0.8)%

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 REVENUE $ 3,361 $ 2,266 $ 12,710 $ 4,199 COST OF REVENUE 3,786 2,064 12,114 3,741 GROSS (LOSS) PROFIT (425) 202 596 458 OPERATING EXPENSES: Sales, marketing and operations 260 153 812 319 General and administrative 85 91 323 503 Technology and development 40 27 121 102 Total operating expenses 385 271 1,256 924 LOSS FROM OPERATIONS (810) (69) (660) (466) WARRANT FAIR VALUE ADJUSTMENT — 3 — 12 INTEREST EXPENSE (115) (43) (272) (70) OTHER (LOSS) INCOME – Net (2) 53 (20) 54 LOSS BEFORE INCOME TAXES (927) (56) (952) (470) INCOME TAX EXPENSE (1) (1) (2) (1) NET LOSS $ (928) $ (57) $ (954) $ (471) Net loss per share attributable to common shareholders: Basic $ (1.47) $ (0.09) $ (1.53) $ (0.80) Diluted $ (1.47) $ (0.09) $ (1.53) $ (0.80) Weighted-average shares outstanding: Basic 629,535 603,389 624,581 585,854 Diluted 629,535 603,389 624,581 585,854

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) September 30, 2022 December 31, 2021 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 1,327 $ 1,731 Restricted cash 1,752 847 Marketable securities 178 484 Escrow receivable 154 84 Mortgage loans held for sale pledged under agreements to repurchase — 7 Real estate inventory, net 6,093 6,096 Other current assets ($1 and $4 carried at fair value) 80 91 Total current assets 9,584 9,340 PROPERTY AND EQUIPMENT – Net 62 45 RIGHT OF USE ASSETS 43 42 GOODWILL 62 60 INTANGIBLES – Net 7 12 OTHER ASSETS 26 7 TOTAL ASSETS $ 9,784 $ 9,506 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 209 $ 137 Non-recourse asset-backed debt - current portion 3,372 4,240 Other secured borrowings — 7 Interest payable 14 12 Lease liabilities - current portion 6 4 Total current liabilities 3,601 4,400 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 3,699 1,862 CONVERTIBLE SENIOR NOTES 957 954 LEASE LIABILITIES – Net of current portion 39 42 Total liabilities 8,296 7,258 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 632,513,135 and 616,026,565 shares issued, respectively; 632,513,135 and 616,026,565 shares outstanding, respectively — — Additional paid-in capital 4,152 3,955 Accumulated deficit (2,659) (1,705) Accumulated other comprehensive loss (5) (2) Total shareholders’ equity 1,488 2,248 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 9,784 $ 9,506

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Nine Months Ended September 30, 2022 2021 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (954) $ (471) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash used in operating activities: Depreciation and amortization  59 30 Amortization of right of use asset 6 6 Stock-based compensation 178 465 Warrant fair value adjustment — (12) Gain on settlement of lease liabilities — (5) Inventory valuation adjustment 663 32 Change in fair value of equity securities 36 (51) Net fair value adjustments and loss on sale of mortgage loans held for sale (1) (3) Origination of mortgage loans held for sale (118) (154) Proceeds from sale and principal collections of mortgage loans held for sale 128 142 Changes in operating assets and liabilities: Escrow receivable (70) (120) Real estate inventory (663) (5,806) Other assets — (50) Accounts payable and other accrued liabilities 73 102 Interest payable 4 3 Lease liabilities (6) (12) Net cash used in operating activities (665) (5,904) CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (33) (23) Purchase of intangible assets — (1) Purchase of marketable securities (28) (459) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 293 86 Purchase of non-marketable equity securities (25) (15) Proceeds from sale of non-marketable equity securities 3 — Capital returns of non-marketable equity securities 3 — Acquisitions, net of cash acquired (3) (20) Net cash provided by (used in) investing activities 210 (432) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of convertible senior notes, net of issuance costs — 953 Purchase of capped calls related to convertible senior notes — (119) Proceeds from exercise of stock options 4 11 Proceeds from issuance of common stock for ESPP 2 — Proceeds from warrant exercise — 22

Proceeds from the February 2021 Offering — 886 Issuance cost of common stock — (29) Proceeds from non-recourse asset-backed debt 9,160 7,782 Principal payments on non-recourse asset-backed debt (8,179) (2,837) Proceeds from other secured borrowings 114 151 Principal payments on other secured borrowings (121) (138) Payment of loan origination fees and debt issuance costs (24) (9) Net cash provided by financing activities 956 6,673 NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 501 337 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 2,578 1,506 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 3,079 $ 1,843 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 248 $ 57 DISCLOSURES OF NONCASH ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 13 $ 9 Issuance of common stock in extinguishment of warrant liabilities $ — $ (35) RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 1,327 $ 1,359 Restricted cash 1,752 484 Cash, cash equivalents, and restricted cash $ 3,079 $ 1,843

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to our Gross (Loss) Profit

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Gross (loss) profit (GAAP)	$ **(425)**	$ **486**	$ **535**	$ **272**	$ **202**
Gross Margin	(12.6)%	11.6 %	10.4 %	7.1 %	8.9 %
Adjustments:					
Inventory valuation adjustment – Current Period [1][2]	573	82	8	24	31
Inventory valuation adjustment – Prior Periods [1][3]	(38)	(12)	(31)	(17)	—
Adjusted Gross Profit	$ **110**	$ **556**	$ **512**	$ **279**	$ **233**
Adjusted Gross Margin	3.3 %	13.2 %	9.9 %	7.3 %	10.3 %
Adjustments:					
Direct selling costs [4]	(100)	(100)	(136)	(99)	(52)
Holding costs on sales – Current Period [5][6]	(14)	(11)	(16)	(12)	(7)
Holding costs on sales – Prior Periods [5][7]	(18)	(23)	(28)	(16)	(5)
Contribution (Loss) Profit	$ **(22)**	$ **422**	$ **332**	$ **152**	$ **169**
Homes sold in period	8,520	10,482	12,669	9,794	5,988
Contribution (Loss) Profit per Home Sold (in thousands)	$ **(3)**	$ **40**	$ **26**	$ **16**	$ **28**
Contribution Margin	(0.7)%	10.1 %	6.4 %	4.0 %	7.5 %
Adjustments:					
Interest on homes sold – Current Period [8][9]	(16)	(12)	(16)	(12)	(6)
Interest on homes sold – Prior Periods [8][10]	(18)	(21)	(26)	(13)	(4)
Contribution (Loss) Profit After Interest	$ **(56)**	$ **389**	$ **290**	$ **127**	$ **159**
Contribution Margin After Interest	(1.7)%	9.3 %	5.6 %	3.3 %	7.0 %

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

(8) This does not include interest on mezzanine term debt facilities or other indebtedness.

(9) Represents the interest expense under our asset-backed senior debt facilities incurred during the period presented on homes sold in the period presented.

(10) Represents the interest expense under our asset-backed senior debt facilities incurred during prior periods on homes sold in the period presented.

Reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our Net (Loss) Income

	Three Months Ended				
(in millions, except percentages)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net (loss) income (GAAP)	**$ (928)**	**$ (54)**	**$ 28**	**$ (191)**	**$ (57)**
Adjustments:					
Stock-based compensation	52	59	67	71	62
Equity securities fair value adjustment[(1)]	11	3	22	16	(51)
Warrant fair value adjustment[(1)]	—	—	—	—	(3)
Intangibles amortization expense[(2)]	2	3	2	2	1
Inventory valuation adjustment – Current Period[(3)(4)]	573	82	8	24	31
Inventory valuation adjustment — Prior Periods[(3)(5)]	(38)	(12)	(31)	(17)	—
Legal contingency accrual and related expenses	—	42	3	14	—
Other[(6)]	—	(1)	—	1	(1)
Adjusted Net (Loss) Income	**$ (328)**	**$ 122**	**$ 99**	**$ (80)**	**$ (18)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles and right of use assets	8	12	9	9	8
Property financing[(7)]	102	76	58	62	38
Other interest expense[(8)]	13	13	10	10	6
Interest income[(9)]	(7)	(6)	—	(1)	—
Income tax expense	1	1	—	—	1
Adjusted EBITDA	**$ (211)**	**$ 218**	**$ 176**	**$ 0.4**	**$ 35**
Adjusted EBITDA Margin	(6.3)%	5.2 %	3.4 %	— %	1.5 %

(1) Represents the gains and losses on our financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Includes primarily gain or loss on interest rate lock commitments, gain or loss on the sale of available for sale securities, sublease income, and income from equity method investments.

(7) Includes interest expense on our non-recourse asset-backed debt facilities.

(8) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.

(9) Consists mainly of interest earned on cash, cash equivalents and marketable securities.